EXHIBIT  99.2

                             AUDIT COMMITTEE CHARTER

                              Henley Ventures Inc.
                                 (THE "COMPANY")

                         FUNCTION OF THE AUDIT COMMITTEE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to:

-     The  integrity  of  the  financial  statements  of  the  Company;

-     The  Company's  system  of  internal  controls;  and

- The independence and performance of the Company's internal and outside auditors.

     The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, and is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standard and applicable laws and regulations. The outside auditor is responsible for planning and carrying out a proper audit and reviews in accordance with generally accepted auditing standards. The Audit Committee has the powers and responsibilities set forth in this Charter, but not the duty to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. While the Audit Committee provides an avenue for communication among the outside auditors and management and the Board of Directors, it is not the responsibility of the Audit Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditor or to assure compliance with laws.

                 COMPOSITION AND MEETINGS OF THE AUDIT COMMITTEE

     The Audit Committee will consist of at least two Board members. Each member of the Audit Committee must be independent of management and free from any relationship with the Company that would interfere with the exercise of independent judgment as an Audit Committee member.

     Each member of the Audit Committee must be "financially literate" or must become "financially literate" within a reasonable period of time after appointment to the Audit Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Audit Committee must have "accounting or related financial management expertise", as determined by the Board in its business judgment.

     In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in this Charter, the Audit Committee shall meet separately at least annually with management, the outside auditors, and as a Committee to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. In addition, the auditors quarterly to review the Corporation's interim unaudited financial statements and significant findings, if any, based upon the auditors' limited review procedures.

                                 OUTSIDE AUDITOR

     The outside auditor for the Corporation is ultimately accountable to the Board and the Audit Committee. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Audit Committee and the Board may nominate the outside auditor to be proposed for shareowner approval or appoint such auditor subject to ratification by shareowners.

               POWERS AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The  Audit  Committee  will:

-     Review  and  Recommend  Outside  Auditors.  Review  the performance of the
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outside  auditors  and recommend to the Board annually, and at other appropriate times,  the  firm  to  be  retained  as  the  Company's  outside  auditors.

-     Review  Independence of Outside Auditors.  In connection with recommending
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the  firm  to  be  retained  as  the  Company's  outside  auditors,  review  the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

The Audit Committee is responsible for: (i) ensuring that the outside auditor submits on a periodic basis, and at least annually, to the Audit Committee a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard No. 1, (ii) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and (iii) recommending that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

-     Review  Compensation  of  Outside  Auditors.  Review  the fees paid to the
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outside  auditors  for  audit  and  non-audit  services.

-     Review  Audit Plan.  Review with the outside auditors their plans for, and
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the  scope  of,  their  annual  audit  and  other  examinations.

-     Review  Annual  Financial  Statements  and  Audit  Results.  Review  with
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appropriate  officers of the Company and the outside auditors the annual audited
      -
financial statements to be included in the Company's Annual Report on Form 10-KSB and Annual Report to Shareholders. Review with the outside auditors the report of their annual audit, including matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit and the quality and appropriateness of the Company's accounting principles as applied in its financial reporting, and the accompanying management letter, if any, and including whether any restrictions have been placed on the scope of their activities or if there has been any lack of adequate response to their recommendations. Based upon these discussions and reviews, and on its assessment of the independence of the outside auditor, the Audit Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-KSB and the Annual Report to Shareholders.

-     Review  of Quarterly Financial Statements.  Review, prior to the Company's
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public  release  of quarterly earnings, with appropriate officers of the Company and the outside auditors the quarterly financial statements to be included in the Company's Quarterly Reports on Form 10-QSB, and discuss with the outside auditors their reviews of the Company's quarterly financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the matters, if any, required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

-     Review  Systems  of Internal Accounting Controls.  Review with the outside
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auditors,  the  Chief  Financial  Officer and the Controller, and, if and to the
extent deemed appropriate by the Chairman of the Audit Committee, members of their respective staffs, the adequacy of the Company's internal accounting controls and of the Company's financial, auditing and accounting organizations and personnel.

-     Review  Legal Matters.  On a periodic basis, and at least annually, review
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with  the Company's General Counsel any legal matters that could have a material impact  on  the  financial  statements.

-     Securities  Exchange  Act  Section  10A.  Obtain  from the outside auditor
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assurance  that  it  will  inform  the  Company's  management  concerning  any information indicating that an illegal act has or may have occurred that could have a material effect on the Company's financial statements, and assure that such information has been conveyed to the Audit Committee.

-     Review  Corporate  Compliance Program.  Review on a periodic basis, and at
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least  annually,  management's  monitoring of the Company's Corporate Compliance
Program.

-     Review  Other Matters.  Review such matters in relation to the accounting,
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auditing  and financial reporting practices and procedures of the Company as the
Audit Committee may, in its own discretion, deem desirable in connection with the review functions described above.

-     Board  Reports.  Report its activities to the Board in such manner at such
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times  as  it  deems  appropriate.

                                  ANNUAL REPORT

     The Audit Committee with prepare, with the assistance of management, including the General Counsel, and outside auditors, a report for inclusion in the Company's proxy statement relating to the annual meeting of shareholders at which directors are to be elected in accordance with the rules of the Securities and Exchange Commission.

                            ANNUAL REVIEW OF CHARTER

     The Audit Committee with review and reassess, with the assistance of management, including the General Counsel and the outside auditors, the adequacy of the Audit Committee's Charter at least annually. The Audit Committee will submit the Charter to the Board of Directors for approval and have the document included in the Company's annual meeting proxy statements at least every three years in accordance with the rules of the Securities and Exchange Commission.